Exhibit 99.1

P. O. Box 1980
Winchester, VA 22604-8090

Contact:	Kevin Dunnigan Treasury Director 540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES SECOND QUARTER RESULTS

WINCHESTER, Virginia (November 24, 2020) -- American Woodmark Corporation (NASDAQ: AMWD) (the "Company") today announced results for its second fiscal quarter ended October 31, 2020.

Net sales for the second fiscal quarter increased 4.8% to $448.6 million compared with the same quarter of the prior fiscal year. The Company experienced double digit growth in the repair and remodel sales channel during the second quarter of fiscal 2021 as the market demand recovered with consumer confidence increasing. Net sales for the first six months of the current fiscal year decreased 2.0% to $838.7 million from the comparable period of the prior fiscal year.

Net income was $22.3 million ($1.31 per diluted share) for the second quarter of fiscal 2021 compared with $22.2 million ($1.31 per diluted share) in the same quarter of the prior fiscal year. Net income for the second quarter of fiscal 2021 was negatively impacted by higher material and logistics costs, in addition to our investments made in the Company regarding labor and product launch costs. Net income for the first six months of the current fiscal year was $38.7 million ($2.27 per diluted share) compared with $49.0 million ($2.90 per diluted share) for the same period of the prior fiscal year. The Company incurred pre-tax restructuring costs totaling $2.8 million during the second quarter of fiscal 2021 and $6.3 million during the first half of 2021 related to the permanent layoffs due to COVID-19 announced in the fourth quarter of fiscal 2020 and the first quarter of fiscal 2021 and the closure of its Humboldt, Tennessee manufacturing plant announced in June 2020. Adjusted EPS per diluted share was $1.97 for the second quarter of fiscal 2021 compared with $1.84 in the same quarter of the prior fiscal year and $3.62 for the first six months of the current fiscal year compared with $3.97 for the same period of the prior fiscal year.

Adjusted EBITDA for the second fiscal quarter was $65.0 million, or 14.5% of net sales, compared to $62.9 million, or 14.7% of net sales, for the same quarter of the prior fiscal year. Adjusted EBITDA for the first six months of the fiscal year was $121.9 million, or 14.5% of net sales, compared to $132.5 million, or 15.5% of net sales, for the same period of the prior fiscal year.

“Our teams continued to perform well and drove solid performance for the quarter. Our home center and independent dealer and distribution businesses delivered positive growth, we achieved adjusted EBITDA margins of 14.5% and we paid down $40.0 million of our term loan facility," said Scott Culbreth, President and CEO. "I continue to be impressed by our team's ability to execute during these challenging times while maintaining a safe work environment."

Cash provided by operating activities for the first six months of the current fiscal year was $76.6 million and free cash flow totaled $57.4 million. As of October 31, 2020, the Company had $112.6 million of cash on hand with no term loan debt maturities until December 2022 plus access to $93.0 million of additional availability under its revolving credit facility. The Company paid down $40.0 million of its term loan facility during the first six months of the current fiscal year.

About American Woodmark

American Woodmark Corporation manufactures and distributes kitchen, bath and home organization products for the remodeling and new home construction markets.  Its products are sold on a national basis directly to home centers, builders and through a network of independent dealers and distributors.  At October 31, 2020, the Company operated seventeen manufacturing facilities in the United States and Mexico and eight primary service centers located throughout the United States.

AMWD Announces Second Quarter Results

November 24, 2020

Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
(AMWD-ER)

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended		Six Months Ended
	October 31		October 31
	2020	2019	2020	2019

Net sales	$448,583	$428,016	$838,670	$855,381
Cost of sales & distribution	359,072	340,966	$669,021	$673,812
Gross profit	89,511	87,050	$169,649	$181,569
Sales & marketing expense	21,608	20,451	$41,506	$41,138
General & administrative expense	30,229	29,900	$60,212	$59,332
Restructuring charges	2,791	(188)	$6,251	$(207)
Operating income	34,883	36,887	$61,680	$81,306
Interest expense, net	5,981	7,436	$12,011	$15,524
Other income, net	(981)	(527)	$(2,669)	$(534)
Income tax expense	7,627	7,815	$13,597	$17,272
Net income	$22,256	$22,163	$38,741	$49,044

Earnings Per Share:
Weighted average shares outstanding - diluted	17,047,296	16,955,835	17,036,652	16,932,236

Net income per diluted share	$1.31	$1.31	$2.27	$2.90

AMWD Announces Second Quarter Results

November 24, 2020

Condensed Consolidated Balance Sheet
(Unaudited)
	October 31	April 30
	2020	2020

Cash & cash equivalents	$112,560	$97,059
Customer receivables	149,165	106,344
Inventories	127,715	111,836
Other current assets	14,913	9,933
Total current assets	404,353	325,172
Property, plant & equipment, net	198,895	203,824
Operating lease assets, net	128,125	127,668
Trademarks, net	556	2,222
Customer relationship intangibles, net	144,611	167,444
Goodwill	767,612	767,612
Other assets	28,726	28,864
Total assets	$1,672,878	$1,622,806

Current portion - long-term debt	$2,096	$2,216
Short-term operating lease liabilities	19,519	18,896
Accounts payable & accrued expenses	173,533	134,494
Total current liabilities	195,148	155,606
Long-term debt	555,911	594,921
Deferred income taxes	47,701	52,935
Long-term operating lease liabilities	113,511	112,454
Other liabilities	15,413	6,352
Total liabilities	927,684	922,268
Stockholders' equity	745,194	700,538
Total liabilities & stockholders' equity	$1,672,878	$1,622,806

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Six Months Ended
	October 31
	2020	2019

Net cash provided by operating activities	$76,568	$86,232
Net cash used by investing activities	(18,930)	(18,288)
Net cash used by financing activities	(42,137)	(74,165)
Net increase (decrease) in cash and cash equivalents	15,501	(6,221)
Cash and cash equivalents, beginning of period	97,059	57,656

Cash and cash equivalents, end of period	$112,560	$51,435

AMWD Announces Second Quarter Results

November 24, 2020

Non-GAAP Financial Measures

We have reported our financial results in accordance with generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period’s results against the corresponding prior period’s results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company’s results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the acquisition of RSI Home Products, Inc. ("RSI acquisition") and the subsequent restructuring charges that the Company incurred related to the acquisition, (2) non-recurring restructuring charges, (3) the amortization of customer relationship intangibles and trademarks, (4) net gain on debt forgiveness and modification and (5) the tax benefit of RSI acquisition expenses and subsequent restructuring charges, the net gain on debt forgiveness and modification and the amortization of customer relationship intangibles and trademarks. The amortization of intangible assets is driven by the RSI acquisition and will recur in future periods. Management has determined that excluding amortization of intangible assets from our definition of Adjusted EPS per diluted share will better help it evaluate the performance of our business and profitability and we have also received similar feedback from some of our investors.

Adjusted EBITDA and Adjusted EBITDA margin

We use Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe Adjusted EBITDA and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define Adjusted EBITDA as net income adjusted to exclude (1) income tax expense, (2) interest expense, net, (3) depreciation and amortization expense, (4) amortization of customer relationship intangibles and trademarks, (5) expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition, (6) non-recurring restructuring charges, (7) stock-based compensation expense, (8) gain/loss on asset disposals, (9) change in fair value of foreign exchange forward contracts and (10) net gain on debt forgiveness and modification. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Free cash flow

To better understand trends in our business, we believe that it is helpful to subtract amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays from cash flows from continuing operations which is how we define free cash flow. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations.

Net leverage

Net leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

AMWD Announces Second Quarter Results

November 24, 2020

We define net leverage as net debt (total debt less cash and cash equivalents) divided by the trailing 12 months Adjusted EBITDA.

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Reconciliation of Adjusted Non-GAAP Financial Measures to the GAAP Equivalents

	Three Months Ended		Six Months Ended
	October 31		October 31
(in thousands)	2020	2019	2020	2019

Net income (GAAP)	$22,256	$22,163	$38,741	$49,044
Add back:
Income tax expense	7,627	7,815	13,597	17,272
Interest expense, net	5,981	7,436	12,011	15,524
Depreciation and amortization expense	13,019	12,164	25,978	24,027
Amortization of customer relationship intangibles and trademarks	12,250	12,250	24,500	24,500
EBITDA (Non-GAAP)	$61,133	$61,828	$114,827	$130,367
Add back:
Acquisition and restructuring related expenses (1)	61	(130)	121	(89)
Non-recurring restructuring charges (2)	2,791	—	6,251	—
Change in fair value of foreign exchange forward contracts (3)	(566)	(152)	(1,821)	(96)
Stock-based compensation expense	1,266	1,178	2,227	2,075
Loss on asset disposal	286	151	332	217
Adjusted EBITDA (Non-GAAP)	$64,971	$62,875	$121,937	$132,474

Net Sales	$448,583	$428,016	$838,670	$855,381
Adjusted EBITDA margin (Non-GAAP)	14.5%	14.7%	14.5%	15.5%

(1) Acquisition and restructuring related expenses are comprised of expenses related to the acquisition of RSI Home Products, Inc. and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Nonrecurring restructuring charges are comprised of expenses incurred related to the permanent layoffs due to COVID-19 and the closure of the manufacturing plant in Humboldt, Tennessee. The three and six months ended October 31, 2020 includes accelerated depreciation expense of $0.2 million and $1.3 million, respectively, related to Humboldt.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other income in the operating results.

AMWD Announces Second Quarter Results

November 24, 2020

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Six Months Ended
	October 31		October 31
(in thousands, except share data)	2020	2019	2020	2019

Net income (GAAP)	$22,256	$22,163	$38,741	$49,044
Add back:
Acquisition and restructuring related expenses	61	(130)	121	(89)
Non-recurring restructuring charges	2,791	—	6,251	—
Amortization of customer relationship intangibles and trademarks	12,250	12,250	24,500	24,500
Tax benefit of add backs	(3,850)	(3,103)	(7,903)	(6,200)
Adjusted net income (Non-GAAP)	$33,508	$31,180	$61,710	$67,255

Weighted average diluted shares	17,047,296	16,955,835	17,036,652	16,932,236
Adjusted EPS per diluted share (Non-GAAP)	$1.97	$1.84	$3.62	$3.97

Free Cash Flow

	Six Months Ended
	October
	2020	2019

Cash provided by operating activities	$76,568	$86,232
Less: Capital expenditures (1)	19,124	20,101
Free cash flow	$57,444	$66,131

(1) Capital expenditures consist of cash payments for property, plant and equipment and cash payments for investments in displays.

AMWD Announces Second Quarter Results

November 24, 2020

Net Leverage

Twelve Months Ended
October 31
(in thousands)	2020

Net income (GAAP)	$64,559
Add back:
Income tax expense	22,012
Interest expense, net	25,513
Depreciation and amortization expense	51,464
Amortization of customer relationship intangibles and trademarks	49,000
EBITDA (Non-GAAP)	212,548
Add back:
Acquisition and restructuring related expenses (1)	242
Non-recurring restructuring charges (2)	6,440
Change in fair value of foreign exchange forward contracts (3)	(623)
Stock-based compensation expense	4,140
Loss on asset disposal	2,745
Adjusted EBITDA (Non-GAAP)	$225,492

As of
October 31
2020
Current maturities of long-term debt	$2,096
Long-term debt, less current maturities	555,911
Total debt	558,007
Less: cash and cash equivalents	(112,560)
Net debt	$445,447

Net leverage (4)	1.98

(1) Acquisition and restructuring related expenses are comprised of expenses related to the acquisition of RSI Home Products, Inc. and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Nonrecurring restructuring charges are comprised of expenses incurred related to the permanent layoffs due to COVID-19 and the closure of the manufacturing plant in Humboldt, Tennessee.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other income in the operating results.
(4) Net debt divided by Adjusted EBITDA for the twelve months ended October 31, 2020.

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